UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 11, 2007

Date of Report (Date of Earliest Event Reported)

RENASANT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi	000-12154	64-0676974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2007, Renasant Corporation (“Renasant”) completed the sale of 2.4 million shares of its common stock at a price of $22.50 per share in a firm commitment underwritten offering resulting in net proceeds to Renasant of $50,894,400, after deducting the underwriters’ discount. The shares were sold pursuant to a Purchase Agreement, dated May 8, 2007, between Renasant and Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named in the Purchase Agreement. The material terms of the Purchase Agreement are described under the heading “Underwriters” in the Registration Statement on Form S-3 (Registration No. 333-141335) that Renasant filed in connection with its stock offering. Such description is incorporated herein by reference.

Item 8.01. Other Events.

The disclosure set forth in Item 1.01 above is incorporated into this Item 8.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: May 11, 2007	By:	/s/ E. Robinson McGraw
E. Robinson McGraw Chairman, President and Chief Executive Officer